As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada, H7L 4A8

(514) 744-6792

 (Address of Principal Executive Offices)

Bausch Health Companies Inc. 2014 Omnibus Incentive Plan

(Full Title of the Plan)

John S. Barresi

Senior Vice President, Controller & Chief Accounting Officer & Interim Chief Financial Officer

Bausch Health Companies Inc.

c/o Bausch Health US, LLC

400 Somerset Corporate Blvd.

Bridgewater, NJ 08807

(866) 246-8245

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 20,000,000 Common Shares, no par value (“Common Shares”), of Bausch Health Companies Inc. (the “Company” or “Registrant”) that are issuable at any time or from time to time under the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan, as amended and restated effective as of May 14, 2024 (the “Plan”), and any additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on May 21, 2014 (Registration No. 333-196120), August 10, 2018 (Registration No. 333-226786), May 7, 2020 (Registration No. 333-226786), August 9, 2022 (Registration No. 333- 264728) and August 3, 2023 (Registration No. 333-273673), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”), except as supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024 (the “Annual Report”), including the sections of the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s 2024 Annual Meeting of Stockholders, as filed with the Commission on April 4, 2024, incorporated by reference in the Annual Report;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 2, 2024, and for the quarter ended June 30, 2024, filed with the Commission on August 1, 2024;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on February 1, 2024 (except for the information furnished under Item 7.01), May 2, 2024, May 15, 2024 and July 19, 2024; and

(d) The description of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, originally filed as Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 19, 2020.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Certificate of Continuation, dated August 9, 2013, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2013.
4.2	Notice of Articles of Bausch Health Companies Inc., as of July 16, 2018, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 16, 2018.
4.3	Articles of the Company, as of July 13, 2018 and dated August 8, 2013, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 16, 2018.
5.1*	Opinion of Norton Rose Fulbright Canada LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1)
24*	Powers of Attorney (included in signature pages hereof)
99*	Bausch Health Companies Inc. 2014 Omnibus Incentive Plan, as amended and restated effective as of May 14, 2024.
107*	Calculation of Filing Fee Tables

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on August 1, 2024.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Thomas J. Appio
	Name:	Thomas J. Appio
	Title:	Chief Executive Officer (Principal Executive Officer)

BAUSCH HEALTH US, LLC, as Authorized Representative in the United States

By:	/s/ John S. Barresi
	Name:	John S. Barresi
	Title:	Senior Vice President, Controller and Chief Accounting Officer, Interim Chief Financial Officer on behalf of Bausch Health US, LLC

POWER OF ATTORNEY

The undersigned directors and officers of Bausch Health Companies Inc. hereby appoint each of Thomas J. Appio and John S. Barresi as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas J. Appio	Chief Executive Officer and Director (principal executive officer)	August 1, 2024
Thomas J. Appio

/s/ John S. Barresi	Senior Vice President, Controller and Chief Accounting Officer, Interim Chief Financial Officer (principal financial and accounting officer)	August 1, 2024
John S. Barresi

/s/ John A. Paulson	Non-Executive Chairperson	August 1, 2024
John A. Paulson

/s/ Christian A. Garcia	Director	August 1, 2024
Christian A. Garcia

/s/ Brett M. Icahn	Director	August 1, 2024
Brett M. Icahn

/s/ Sarah B. Kavanagh	Director	August 1, 2024
Sarah B. Kavanagh

/s/ Frank D. Lee	Director	August 1, 2024
Frank D. Lee

/s/ Steven D. Miller	Director	August 1, 2024
Steven D. Miller

/s/ Dr. Richard C. Mulligan	Director	August 1, 2024
Dr. Richard C. Mulligan

/s/ Robert N. Power	Director	August 1, 2024
Robert N. Power

/s/ Amy B. Wechsler, M.D.	Director	August 1, 2024
Amy B. Wechsler, M.D.